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                                                                     EXHIBIT 8.3

                         MACHADO, MEYER, SENDACZ E OPICE

                                A D V O G A D O S

                         ESCRITORIO CENTRAL - SAO PAULO
                   RUA DA CONSOLACAO, 247, 4 (degrees) ANDAR
                         01301-903 SAO PAULO, SP, BRASIL
                   TEL. 55 11 3150-7000 - FAX 55 11 3150-7071
                                MMSO@MMSO.COM.BR
                             WWW.MACHADOMEYER.COM.BR

 BRASILIA - RIO DE JANEIRO - SALVADOR - PORTO ALEGRE - BELO HORIZONTE - NITEROI
                            - FORTALEZA - NOVA IORQUE

                                                      Sao Paulo, August 05, 2005

To
Banco Bradesco S.A.
Cidade de Deus, s/n - Vila Yara
06029- Osasco
Sao Paulo, SP

Ref.: Banco Bradesco S.A. Registration Statement on Form F-4

Dear Sirs,

      We have acted as special Brazilian counsel to Banco Bradesco S.A., a Brazilian company ("the Company"), in connection with the preparation of the above-captioned Registration Statement, as amended (the "Registration Statement"), and the forms of agreements filed as Exhibits thereto (the "Agreements"), pursuant to which the Company proposes to exchange (the "Exchange Offer") up to U.S.$300,000,000 aggregate principal amount of its 8.875% Perpetual Non-cumulative Junior Suburdinated Securities (the "New Securities") for a like principal amount of it's 9.875% Perpetual Non-cumulative Junior Subordinated Securities (the "Old Securities").

      In rendering the opinions expressed herein, we have examined originals or copies, certified, or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of rendering this opinion.

      In addition, we have examined the Company's Registration Statement on Form F-4 relating to the Exchange Offer, filed with the U.S. Securities and Exchange Commission (the "Commission") pursuant to the provisions of the U.S. Securities Act of 1933, as amended and the rules and regulations of the Commission thereunder.

      As to questions of fact material to this opinion, we have, with your approval, where relevant facts were not independently established, relied upon, among other things, the representations made in the Registration Statement. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Registration Statement.

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MACHADO, MEYER, SENDACZ E OPICE                                A D V O G A D O S

                                                                               2

      The opinions set forth below are based upon the Brazilian Tax Code, as amended (the "Code"), the Brazilian regulations, administrative announcements and rulings and court decisions, all as of the date of this letter.

      Based on and subject to the foregoing, and such examinations of law as we have deemed necessary, it is our opinion that no gain or loss will be realized for Brazilian income tax purposes upon an exchange of the Old Securities for the New Securities pursuant to the Exchange Offer. A Brazilian holder will have the same basis and holding period in the New Securities that it had in the Old Securities immediately prior to the exchange.

      The opinions set forth in this letter represent our conclusions as to the application of income tax law existing as of the date of this letter to the transactions described herein. We can give no assurance that legislative enactments, administrative changes or court decisions may not be forthcoming that would modify or supersede our opinions.

      The opinions contained herein are limited to those matters expressely covered; no opinion is to be implied in respect of any other matter. The opinions set forth herein are as of the date hereof and we disclaim any undertaking to update this letter or otherwise advise you as to any changes of law or fact that may hereinafter be brought to our attention. The opinions set forth herein may not be relied on by any person or entity other than you without our prior written consent.

                                Very truly yours,

                          /s/ NEI SCHILLING ZELMANOVITS
                         Machado, Meyer, Sendacz e Opice
                                    Advogados